UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 10, 2015. At the annual meeting, our shareholders considered four proposals: (i) election of two Class II directors to serve for the ensuing three-year period until their respective successor is elected and qualified; (ii) approval, on an advisory basis, of the compensation of our named executive officers; and (iii) ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Our board of directors is divided into three classes with one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class II directors, consisting of Walter Paulick and Eric Rosenfeld expired at this year’s annual meeting. The term of office of our Class III directors, Michael Faber and Douglas McCrosson, will expire at our annual meeting in 2016. The term of office of our Class I directors, Kenneth McSweeney, Harvey J. Bazaar and Terry Stinson, will expire at our annual meeting in 2017.

The results of the matters voted upon at the annual meeting are below.

Proposal No. 1 – Election of Class II directors.

The election of each Class II director nominee was approved, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Walter Paulick	5,890,454	315,483	1,107,758
Eric Rosenfeld	5,701,301	504,636	1,107,758

Proposal No. 2 - Approval, on an advisory basis, of the compensation of our named executive officers.

The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
5,860,011	236,544	109,382	1,107,758

Proposal No. 3 – Ratification of the appointment of CohnReznick LLP.

The ratification of the appointment of CohnReznick LLP was approved, as follows:

For	Against	Abstain
7,141,665	161,621	10,409

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2015	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

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